Exhibit 99.1

The Bank of New York Mellon

Quarterly Earnings Summary

Financial Results

April 17, 2008

Table of Contents

Cautionary Statement/Additional Information	2

First Quarter 2008 Financial Highlights (vs. first quarter 2007)	3

Financial Summary/Key Metrics	4

Assets Under Management/Custody and Administration	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Investment Portfolio	9

Capital Support Agreements	10

Nonperforming Loans/Reserve for Credit Exposure, Provision and Net Charge-offs	10

Merger Update – Integration Milestones	11

Business Segments:

• Asset Management	12
• Wealth Management	13
• Asset Servicing	14
• Issuer Services	15
• Clearing and Execution Services	16
• Treasury Services	17
• Other	18

Summary of Non-operating Items	19

Supplemental Information - Reconciliation of Earnings Per Share – GAAP to Non-GAAP	20

Supplemental Information – Trend of Earnings Per Share on a GAAP and Non-GAAP basis	20

All narrative comparisons in this Quarterly Earnings Summary are with the first quarter of 2007 and all information is reported on a continuing operations basis, unless otherwise noted.

Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items, including the impact of the extraordinary item in 4Q07. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and they reflect the principal basis on which our management internally monitors financial performance. These items are also excluded from our segment measures used internally to evaluate segment performance because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. Pro forma combined financial results for The Bank of New York Mellon prior to the consummation of the merger exclude the pro forma impact of incremental purchase accounting including intangible amortization resulting from the merger.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to questions are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Corporation’s future financial goals, including future revenue, expenses and earnings, new business wins, and pipelines for new business; ability and intention to hold certain securities; possible future activities relating to further capital support agreements; statements with respect to the merger integration, including revenue synergies and targeted run rates, expense synergy targets and estimated merger and integration charges; anticipated completion date for the bank consolidation; and impact and anticipated closing date of sale of Mellon 1st Business Bank; as well as BNY Mellon’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and are subject to change based on various important factors (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the businesses of Mellon and The Bank of New York may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; service quality metrics in Asset Servicing may not be attained; revenue following the merger may be lower than expected as a result of losses of customers or other reasons; deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; as well as the risk factors and other uncertainties set forth in BNY Mellon’s annual report on Form 10-K for the year ended December 31, 2007 and BNY Mellon’s other filings with the SEC. Such forward-looking statements speak only as of April 17, 2008 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION

The results prior to the consummation of the merger on July 1, 2007, reflect the sum of The Bank of New York and Mellon’s historical results, but do not include the pro forma impact of purchase accounting adjustments. The business segment combined results for all periods reflect actions taken to report consistent transfer pricing and cost allocation methodologies as well as intercompany eliminations between The Bank of New York and Mellon.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

FIRST QUARTER 2008 FINANCIAL HIGHLIGHTS (vs. first quarter 2007)

	Income after-tax from Continuing Operations	EPS from Continuing Operations	EPS Growth vs.
			1Q07 4Q07
	$ millions
GAAP	$ 749	$ 0.65	7%	7%
Non-GAAP adjusted:
Ex. merger and integration	$ 824	$ 0.72	16%	7%
Ex. merger and integration / intangible amortization	$ 899	$ 0.78	20%	5%

•	Results included four balance sheet items which, net, decreased EPS by approximately $0.04

	Revenue – 1Q08 (a)			Pre-tax Income – 1Q08 (a)
	Total	% of Total	Growth vs. 1Q07 (b)	Total	% of Total	Growth 1Q07 (b)
Asset & Wealth Management Sector:
Asset Management	$767	21%	(3)%	$205	14%	(27)%
Wealth Management	264	7	8	97	7	10

	1,031	28	(1)	302	21	(18)
Institutional Services Sector:
Securities Servicing:
Asset Servicing	1,316	35	42	571	39	131
Issuer Services	560	15	5	243	17	-
Clearing and Execution Services	393	11	2	119	8	11

	2,269	61	23	933	64	57
Treasury Services	416	11	19	211	15	37

	2,685	72	22	1,144	79	53

Total Business Segments (c)	$3,716	100%	15%	$1,446	100%	29%

KEY POINTS Pro forma Combined Basis (a)

•	Generating strong revenue and earnings momentum
•	Revenue + 14%; Expense + 6% (page 4)
•	Approximately 750 basis points of positive operating leverage, 350 basis points sequentially
•	Pre-tax operating margin 36% in 1Q08 vs. 33% in 1Q07
•	33% of revenues from outside the U.S. vs. 28% in 1Q07
•	Return on tangible common equity + 49.7%
•	Asset Servicing/Clearing continue to benefit from higher market volumes and volatility
•	Assets under management of $1.105 trillion, + 8%; 1Q08 net asset flows totaled $23 billion
•	Assets under custody and administration of $23.1 trillion, + 9%
•	Liquidity very strong due to excellent deposit growth
•

Tier I capital ratio was 8.80% at 3/31/08 (preliminary) compared to 9.32% at 12/31/07; Adjusted tangible shareholders’ equity to assets ratio was 4.14% at 3/31/08, compared to 4.96% at 12/31/07; impacted by the unrealized mark-to-market losses in the securities portfolio and an increase in period end assets

•	Continued to improve corporate risk profile and exit non-core businesses
•	Reducing loan commitments to lessen the impact of credit risk on earnings
•	Sold B-Trade and G-Trade execution businesses; announced the sale of 1st Business Bank (California)
•	Merger synergies
•	1Q08 expense synergies of $118 million ($472 million annualized); up 23% vs. 4Q07 level, exceeding targets

(a)	Results exclude merger and integration expenses and intangible amortization expense.
(b)	Comparison is with pro forma results for 1Q07.
(c)	Excludes the Other segment.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

FINANCIAL SUMMARY

The Bank of New York Mellon Corporation

Continuing Operations

(dollar amounts in millions, non-FTE basis unless otherwise noted)	2007					2008		1Q08 vs.
	1st Qtr(a)	2nd Qtr(a)	3rd Qtr	4th Qtr		1st Qtr		1Q07	4Q07
Fee and other revenue-excludes certain items in footnote (b)	$2,740	$2,929	$2,903	$3,044	(c)	$2,978		9%	(2)%
Net interest revenue-excludes certain items in footnote (b)	552	586	691	752		767		39	2

Total revenue-excludes certain items in footnote (b)	3,292	3,515	3,594	3,796		3,745		14	(1)
Provision for credit losses	(12)	(18)	-	20		16		N/M	N/M
Total noninterest expense - excluding merger and integration expense, amortization of intangible assets and items in footnote (b)	2,230	2,358	2,318	2,494		2,371		6	(5)

Pre-tax income from continuing operations-before extraordinary (loss) (non-GAAP)	$1,074	$1,175	$1,276	$1,282		$1,358		26%	6%
Merger and integration expense:
The Bank of New York Mellon	12	151	205	111		121
Acquired Corporate Trust Business	11	12	13	13		5
Amortization of intangible assets	40	40	131	131		122
Non-operating items in footnote (b)	12	81	33	-		-

Pre-tax income from continuing operations –before extraordinary (loss) (GAAP)	$999	$891	$894	$1,027		$1,110
Provision for income taxes			252	327		361

Income from continuing operations-before extraordinary (loss)			642	700		749
Discontinued operations income (loss), net of tax			(2)	-		(3)

Extraordinary (loss) on consolidation of commercial paper conduit, net of tax			-	(180)		-

Net income			$640	$520		$746

KEY METRICS:
Pre-tax operating margin (FTE) excluding merger and and integration expense, intangible amortization and non-operating items on page 19	33%	34%	36%	34%		36%

Return on tangible common equity (annualized):
GAAP-before extraordinary (loss)			46.0%	45.0	% (d)	49.7%
Non-GAAP adjusted (b)			53.1%	48.9	% (d)	54.3%

Return on equity (annualized):
GAAP-before extraordinary (loss)			8.9%	9.5	% (e)	10.2%
Non-GAAP adjusted (b)			11.6%	11.5	% (e)	12.3%

Fee and other revenue as a percentage of total revenue (FTE)	83%	83%	81%	80%		79%

Non-U.S. Percent of revenue (FTE)	28%	30%	30%	32%		33%

Employees			40,600	42,500		42,600
Tier I capital ratio			9.12%	9.32%		8.80	% (f)
Adjusted tangible shareholders’ equity to assets ratio (g)			5.31%	4.96%		4.14%
Market capitalization			$50,266	$55,878		$47,732
Common shares outstanding (in thousands)			1,138,874	1,145,983		1,143,818
(a)	Pro forma combined results are presented for results prior to 3Q07 and exclude the pro forma impact of incremental purchase accounting, including intangible amortization resulting from The Bank of New York Mellon merger.
(b)	Excludes merger and integration expense, and intangible amortization expense, calculations also exclude the non-operating items detailed on page 19.
(c)	Includes $200 million CDO write-down.
(d)	Excluding the CDO write-down, returns on tangible common would have been 51.8% and 55.8%, respectively.
(e)	Excluding the CDO write-down, returns on equity would have been 11.1% and 13.2%, respectively.
(f)	Preliminary.
(g)	Shareholders’ equity less goodwill and intangible assets plus the benefit of the deferred tax liability associated with tax deductible intangibles divided by total assets less goodwill and intangible assets.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2007				2008	1Q08 vs.
	1st Qtr(a)	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr	1Q07	4Q07
Assets under management (in billions)	$1,025	$1,082	$1,106	$1,121	$1,105	8%	(1)%

Market value of assets under custody/ administration at period-end (in trillions)	$21.1	$22.2	$22.7	$23.1	$23.1	9%	-%

Market value of securities on loan at period-end (in billions)	$661	$678	$663	$633	$676	2%	7%
(a)	Pro forma combined results for BNY Mellon.

ASSETS UNDER MANAGEMENT FLOWS (a)

Changes in market value of assets under management from Dec. 31, 2007 to March 31, 2008 - by business segment
(in billions)	Asset Management	Wealth Management	Total
Market value of assets under management at Dec. 31, 2007	$1,035	$86	$1,121
Net inflows:
Long-term	(8)	2	(6)
Money market	29	-	29
Total net inflows	21	2	23
Net market depreciation (b)	(35)	(4)	(39)
Market value of assets under management at March 31, 2008	$1,021 (c)	$84	$1,105
(a)	Preliminary.
(b)	Includes the effect of changes in foreign exchange rates.
(c)	Excludes $8 billion subadvised for other segments.

COMPOSITION OF ASSETS UNDER MANAGEMENT

At period-end (a)	2007				2008
	1st Qtr(b)	2nd Qtr(b)	3rd Qtr	4th Qtr	1st Qtr
Equity	42%	42%	41%	41%	38%
Money market	22%	23%	25%	26%	29%
Fixed income	21%	20%	19%	20%	20%
Alternative investments and overlay	15%	15%	15%	13%	13%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.
(b)	Pro forma combined results for BNY Mellon.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

FEE AND OTHER REVENUE

(dollar amounts in millions, non-FTE basis unless otherwise noted)	2007				2008	1Q08 vs.
	1st Qtr(a)	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr	1Q07	4Q07
Securities servicing fees:
Asset servicing	$640	$704	$720	$809	$897	40%	11%
Issuer services	371	415	436	438	376	1	(14)
Clearing and execution services	274	285	304	314	267	(3)	(15)
Total securities servicing fees	1,285	1,404	1,460	1,561	1,540	20	(1)
Asset and wealth management fees	801	846	854	887	842	5	(5)
Performance fees	49	63	(3)	62	20	(59)	(68)
Foreign exchange and other trading activities	182	176	238	305	259	42	(15)
Treasury services	116	121	122	121	124	7	2
Distribution and servicing	84	83	95	113	98	17	(13)
Financing-related fees	63	69	51	52	48	(24)	(8)
Investment income	61	77	22	52	23	(62)	(56)
Securities gains (losses)	2	1	(9)	(191)	(73)	N/M	N/M
Other	97	89	101	82	97	—	18
Total fee and other revenue (non-FTE)	$2,740	$2,929	$2,931	$3,044	$2,978	9%	(2)%
Total fee and other revenue (FTE)	$2,750	$2,939	$2,940	$3,055	$2,987	9%	(2)%
Fee and other revenue as a percentage of total revenue (FTE)	83%	83%	81%	80%	79%
S&P 500 Index - period-end	1421	1503	1527	1468	1323	(7)%	(10)%
S&P 500 Index - daily average	1424	1496	1490	1496	1353	(5)%	(10)%
FTSE 100 Index-period-end	6308	6608	6467	6457	5702	(10)%	(12)%
FTSE 100 Index-daily average	6265	6534	6366	6455	5891	(6)%	(9)%
(a)	Pro forma combined results for BNY Mellon.

N/M - Not meaningful.

KEY POINTS

•	Total securities servicing fees increased 20% reflecting:
•

Asset servicing fees increased 40% reflecting principally an increase in securities lending revenue and increased client activity related to market volatility, strong new business activity and the impact of the completed acquisition of the joint venture with ABN AMRO in 4Q07.

•	Issuer services fees, increased 1% primarily driven by higher global corporate trust fees. The sequential decline was driven by the seasonality associated with the Depositary Receipts business.
•

Clearing and execution services fees, adjusted for the impact of sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx, increased 12% principally due to increased activity resulting from market volatility along with continued growth in money market and mutual fund positions.

•

Asset and wealth management fees increased 5% primarily due primarily to strong money market flows and other new business, partially offset by the prior loss of business at one of the investment boutiques as well as lower equity market values.

•

Performance fees were $20 million in 1Q08 compared to $49 million in 1Q07 and $62 million in 4Q07. The year-over-year decline was primarily due to a lower level of performance fees generated from alternative and other quantitative products. The sequential quarter decrease principally reflects a typical seasonal decline.

•

Foreign exchange and other trading activities increased 42% reflecting the benefit of significant increases in currency volatility as well as higher client volumes. The decrease of 15% sequentially primarily reflects a lower valuation of the credit derivatives portfolio and the impact of the adoption of SFAS 157 on the valuation of the interest rate derivatives portfolio.

•

Investment income decreased $38 million compared to 1Q07 and decreased $29 million sequentially. Fluctuations to prior periods resulted primarily from the change in market value of seed capital investments associated with our asset management business as well as lower private equity investment revenue.

•

Securities (losses) totaled $73 million in losses in 1Q08 primarily reflecting write-downs in the securities available for sale portfolio. 4Q07 included a $200 million CDO writedown. (Further information on the securities portfolio is detailed on page 9 of the Earnings Summary.)

•

Other revenue compared to 1Q07 was unchanged as the $42 million gain associated with the initial public offering for VISA was offset by lower economic value payments related to the Acquired Corporate Trust Business and lower expense reimbursements related to the joint venture transaction noted above.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

NET INTEREST REVENUE

	2007				2008	1Q08 vs.
(dollar amounts in millions)	1st Qtr(a)	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr	1Q07		4Q07
Net interest revenue (non-FTE)	$552	$586	$669	$752	$767	39%		2%
Net interest revenue (FTE)	558	592	674	757	773	39		2
Net interest margin (FTE)	2.08%	1.95%	2.02%	2.16%	2.10%	2	bp	(6	) bp

Selected average balances:
Money market investments	$22,141	$31,818	$39,965	$44,203	$48,898	121%		11%
Trading account securities	3,257	1,892	1,872	2,351	1,460	(55)		(38)
Securities	40,835	43,705	46,167	46,959	48,306	18		3
Loans	42,037	43,824	45,517	47,109	48,568	16		3

Interest-earning assets	108,270	121,239	133,521	140,622	147,232	36		5
Interest-bearing deposits	61,432	72,450	80,870	86,278	94,769	54		10
Noninterest-bearing deposits	23,300	24,002	26,466	28,449	26,315	13		(8)

Noninterest-bearing deposits as a percentage of interest-earning assets	22%	20%	20%	20%	18%
(a)	Pro forma combined results for BNY Mellon.

bp - basis points.

KEY POINTS

•

Net interest revenue (FTE) increased 39% year-over-year and 2% (unannualized) sequentially, principally reflecting a higher level of average interest-earning assets associated primarily with the growth in Securities Servicing and wider spreads on investment securities, partially offset by the lower value of noninterest-bearing deposits in a declining interest rate environment. The sequential increase was also affected by a lower level of noninterest-bearing deposits.

•

The increase in interest-earning assets compared to the first quarter of 2007 reflects the impact of a higher level of interest and noninterest-bearing deposits driven by higher client activity across our businesses.

•

The net interest margin increased 2 bps year-over-year and decreased 6 bps sequentially. The year-over-year increase principally reflects the benefit of wider spreads on investment securities. The sequential decline was driven primarily by the lower value of noninterest-bearing deposits in a declining interest rate environment as well as a lower level of these deposits given a fourth quarter increase related to corporate actions in Shareowner Services.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

NONINTEREST EXPENSE

	2007				2008	1Q08 vs.
(dollar amounts in millions)	1st Qtr(a)	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr	1Q07	4Q07
Staff:
Compensation	$739	$754	$764	$758	$795	8%	5%
Incentives	327	362	347	443	366	12	(17)
Employee benefits	191	187	169	164	191	-	16
Total staff	1,257	1,303	1,280	1,365	1,352	8	(1)
Professional, legal and other purchased services	245	253	241	272	252	3	(7)
Net occupancy	135	172	144	145	129	(4)	(11)
Distribution and servicing	132	141	127	133	130	(2)	(2)
Software	72	77	91	78	79	10	1
Furniture and equipment	78	80	80	82	79	1	(4)
Sub-custodian	50	60	58	66	61	22	(8)
Business development	58	72	56	72	66	14	(8)
Clearing and execution	37	44	52	49	9	(76)	(82)
Communications	25	33	33	34	32	28	(6)
Other	153	204	195	198	182	19	(8)
Subtotal	2,242	2,439	2,357	2,494	2,371	6	(5)
Amortization of intangible assets	40	40	131	131	122	N/M	(7)
Merger & integration expense:
The Bank of New York Mellon	12	151	205	111	121	N/M	9
Acquired Corporate Trust Business	11	12	13	13	5	(55)	(62)
Total noninterest expense	$2,305	$2,642	$2,706	$2,749	$2,619	14%	(5)%
Total staff expense as a percentage of total revenue (FTE)	38%	37%	35%	36%	36%
(a)	Pro forma combined results for BNY Mellon. Results exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

N/M - Not meaningful.

KEY POINTS

•

Strong revenue growth and overall expense control as well as the benefit of $118 million in merger-related synergies resulted in approximately 750 basis points in positive operating leverage year-over-year, excluding merger and integration expense, intangible amortization expense and non-operating items.

•

Total staff expense increased $95 million in support of business growth, the 4Q07 acquisition of the joint venture with ABN AMRO as well as higher severence expense, partially offset by merger-related expense synergies.

•

Increased professional, legal and other purchased services, software, sub-custodian, business development, communications and other expenses primarily reflect business growth, strategic initiatives and higher legal fees, partially offset by merger-related expense synergies. The increase in other expense also reflects $25 million for the writedown of seed capital investments related to a formerly affiliated hedge fund manager and a $12 million expense associated with capital support agreements.

•	Clearing and execution expenses declined $28 million reflecting lower DTC expenses as well as the impact of the sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx.

•	Noninterest expense decreased 5% sequentially, resulting in approximately 350 basis points of positive operating leverage, excluding merger and integration and intangible amortization expense.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

INVESTMENT PORTFOLIO

At March 31, 2008, investment securities totaled $45.5 billion, which consists of our core portfolio of $42.6 billion and Three Rivers Funding Corp.’s (“TRFC”) portfolio of $2.9 billion. The unrealized net of tax loss on our total securities available for sale portfolio was $1.789 billion at March 31, 2008, which was comprised of $1.523 billion in our core portfolio and $266 million in our TRFC portfolio. The unrealized net of tax loss at Dec. 31, 2007 was $342 million and related entirely to our core portfolio. The increase in the unrealized loss in the first quarter of 2008 compared with the fourth quarter of 2007 was due to spread widening in the fixed income and asset-backed securities markets.

At March 31, 2008, the unrealized loss on our securities available for sale portfolio decreased our adjusted tangible common equity ratio by 90 basis points. Significant dislocation continued in the credit markets, particularly late in the first quarter of 2008. Spreads continued to widen appreciably as there were forced liquidations in the asset and mortgage-backed securities markets. That said, our core asset and mortgage-backed securities portfolio continued to remain highly rated, with 95% of our securities rated AAA, and few downgrades. We continue to have the ability and intent to hold these securities until any temporary impairment is recovered, or until maturity.

Below are the securities in our core portfolio, at fair value, which incorporates our unrealized loss, by credit rating.

Credit ratings for core securities portfolio (a) March 31, 2008 (dollar amounts in millions)	Variable & Fixed Rate		Subprime Mortgage Securities	Commercial Mortgage- Backed Securities	Asset-Backed Securities CDOs	European Floating Rate Notes	Other	Total		%
	Agency	Non-Agency
AAA	$10,905	$14,462	$227	$2,797	$ 34	$8,888	$2,559	$39,872		95%
AA	-	71	733	70	35	144	485	1,538		4
A	-	19	172	7	10	-	309	517		1
Other	-	23	18	-	11	-	203	255		-
Total fair value	$10,905	$14,575	$1,150	$2,874	$ 90	$9,032	$3,556	$42,182	(b)	100%
Amortized cost less writedowns	$10,811	$16,065	$1,457	$2,964	$155	$9,501	$3,645	$44,598
Fair value as a % of amortized cost less writedowns	101%	91%	79%	97%	58%	95%	98%	95%

(a)	Preliminary.
(b)	Excludes $0.4 billion of unrated investments that principally support our asset management activities.

Below are the securities in TRFC’s portfolio, at fair value which incorporates our unrealized loss, by credit rating.

Credit ratings for TRFC’s portfolio March 31, 2008	Variable & Fixed Rate	Subprime Mortgage Securities	Credit Cards	Home Equity Lines of Credit	Other Asset- Backed Securities	Total	%
(dollar amounts in millions)	Mortgages
AAA	$ 1,307	$ 240	$-	$ 454	$ 29	$2,030	69%
AA	-	-	39	-	18	57	2
A	-	-	662	160	-	822	28
Other	-	-	-	38	-	38	1
Total fair value	$ 1,307	$ 240	$701	$ 652	$ 47	$2,947	100%
Amortized cost less writedowns	$ 1,591	$ 272	$741	$ 738	$ 50	$3,392
Fair value as a % of amortized cost less writedowns	82%	88%	95%	88%	94%	87%

We routinely test our investment portfolio securities for other-than-temporary impairment (“OTTI”). In the first quarter of 2008, we recorded a $74 million pre-tax securities loss associated with OTTI comprised of the following:

•	$24 million related to asset-backed securities (“ABS”) CDOs. ABS CDOs, on an amortized cost basis, net of OTTI, are reflected at 40% of par.
•

$22 million related to SIVs. This charge reduced our amortized cost basis, net of OTTI, to 77% of par. At March 31, 2008, we had $162 million of SIV securities at fair value, which are included in other securities in the core portfolio above.

•

$28 million related to securities backed by home equity lines of credit in TRFC’s portfolio based on both a deterioration of specific securities combined with weakening credit support due to downgrades of certain bond insurers providing credit support.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

CAPITAL SUPPORT AGREEMENTS

During the first quarter of 2008, we executed a capital support agreement for a commingled short-term NAV fund (“CNAV Fund”), which is managed by securities lending in the Asset Servicing segment, of $55.5 million covering securities related to Whistle Jacket Capital/White Pine Financial, LLC (“Whistle Jacket”). Subsequently, we executed another capital support agreement for the same CNAV Fund of $30 million covering securities related to Thornburg Mortgage Capital Resources (“Thornburg”). Under these agreements, we will provide capital in specified circumstances to the CNAV Fund until June 30, 2008 in support of Whistle Jacket securities and April 2009 in support of Thornburg securities. Included in other expense during the first quarter of 2008 was $12 million associated with the current estimated fair value of the support agreements. We continue to monitor exposure to SIV senior note investments in the CNAV Funds we manage. On a case-by-case basis, depending on future circumstances, we could enter into further capital support agreements with the funds.

NONPERFORMING LOANS

Nonperforming loans	Quarter ended
(dollar amounts in millions)	March 31, 2008	Dec. 31, 2007	March 31, 2007 (a)
Loans:
Commercial	$ 50	$39	$ 15
Commercial real estate	49	40	-
Residential real estate	33	20	3
Foreign	78	87	9
Total nonperforming loans	$ 210	$186	$ 27
Nonperforming loans ratio	0.4%	0.4%	0.1%
Allowance for loan losses/nonperforming loans	149.5	175.8	1,074.1
Total allowance for credit losses/nonperforming loans	231.9	265.6	1,574.1

(a)	Legacy The Bank of New York only.

RESERVE FOR CREDIT EXPOSURE, PROVISION AND NET CHARGE-OFFS

Reserve for credit exposure, provision and net charge-offs	Quarter ended
(dollar amounts in millions)	March 31, 2008	Dec. 31, 2007	March 31, 2007 (a)
Reserve for credit exposure:
Reserve for loan losses	$ 314	$ 327	$ 290
Reserve for unfunded commitments	173	167	135
Total reserve for credit exposure	$ 487	$ 494	$ 425
Provision for credit losses	$ 16	$ 20	$ (15)
Net charge-offs/(recoveries):
Commercial	$ 6	$ 16	$ 5
Leasing	-	-	(8)
Foreign	5	18	-
Other	2	1	-
Total net charge-offs/(recoveries)	$ 13	$ 35	$ (3)
(a)	Legacy The Bank of New York only.

The unallocated reserve was 23% at March 31, 2008 compared with 23% at Dec. 31, 2007 and 27% at March 31, 2007.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

MERGER UPDATE - INTEGRATION MILESTONES

1)	Revenue Synergies
•	Continue to meet interim targets
•	Targeted run rate of $250-400 million by 2011
•	Ideas grouped into 3 major categories

- Revenue enhancements (best practices)

- Within line of business

- Across lines of business

	-----------------Actual-------------------			Annual -------- Cumulative Targets-------
(dollar amounts in millions)	3Q07	4Q07	1Q08	2007	2008	2009	Goal
2) Expense Synergies - represents synergies achieved for the period	$ 79	$ 96	$118	$105/15%	$350/50%	$595/85%	$700	(a)

Actual results				$175/25%

# of net positions eliminated (cumulative)	1,368	1,723	1,873	1,723 (b)			3,900
(a)	The $700 million represents a nominal amount; deal model assumes a 3% annual inflation factor.
(b)	Actual results.

Business Segment Expense
Synergies Achieved (in millions)	3Q07	4Q07	FY 2007	1Q08
Asset Management	$ 6	$ 7	$ 13	$ 10
Wealth Management	4	5	9	6
Asset Servicing	28	32	60	44
Issuer Services	8	10	18	12
Clearing and Execution Services	1	2	3	2
Treasury Services	10	12	22	14
Subtotal	57	68	125	88
Other	22	28	50	30
Total	$ 79	$ 96	$175	$118
Total – annualized	$316	$384	N/A	$472

3) Merger & Integration Charges (The Bank of New York Mellon)

(in millions)		Cumulative Thru 1Q08(f)
	1Q08 Total	Expense	Included in Goodwill	Total	Total Estimated
Personnel-related (c)	$34	$221	$105	$326	$575
Integration/conversion	82	237	-	237	350
One-time costs (d)	5	34	39	73	225
Transaction costs (e)	-	117	45	162	175

Total	$121	$609	$189	$798	$1,325
% of total estimated	9%	46%		60%
(c)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(d)	Includes facilities related, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(e)	Includes investment banker and legal fees and foundation funding.
(f)	Represents total merger and integration charges from 4Q06—1Q08.

4) Service Quality Goals for 2010 - Asset Servicing

•	#1 vs. major peers in the three major external global client satisfaction surveys

- BNY Mellon #1 rated custodian among the large custodian peer group

> R&M Global Custody Survey (March 2008)

> Global Custodian Survey (January 2008)

•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality.

5) Consolidation of Banks – on track for completion by early 3Q08

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

BUSINESS SEGMENTS

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

•	Represented 14% of pre-tax income in the first quarter of 2008 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007					2008	1Q08 vs.
	1st Qtr(b)	2nd Qtr(b)	3rd Qtr		4th Qtr	1st Qtr	1Q07	4Q07
Revenue:
Asset and wealth management:
Mutual funds	$276	$291	$307		$323	$323	17%	-%
Institutional clients	320	341	331		342	304	(5)	(11)
Private clients	43	46	47		47	45	5	(4)
Total asset and wealth management	639	678	685		712	672	5	(6)
Performance fees	49	63	(3)		62	20	(59)	(68)
Distribution and servicing	82	82	89		104	86	5	(17)
Other	16	41	(26)		10	(26)	N/M	N/M
Total fee and other revenue	786	864	745		888	752	(4)	(15)
Net interest revenue (expense)	6	(6)	(4)		17	15	N/M	(12)
Total revenue	792	858	741		905	767	(3)	(15)
Noninterest expense (ex. intangible amortization)	511	542	538		559	562	10	1
Income before taxes (ex. intangible amortization)	281	316	203		346	205	(27)	(41)
Amortization of intangible assets (c)	13	13	70		70	62	N/M	(11)
Income before taxes	$268	$303	$133		$276	$143	(47)%	(48)%
Memo: Income before taxes (ex. intangible amortization) non-GAAP	$281	$316	$235	(d)	$346	$205	(27)%	(41)%

Pre-tax operating margin (ex. intangibleamortization) – non-GAAP	35%	37%	32	% (d)	38%	27%
Adjusted pre-tax operation margin – non-GAAP (e)	42%	44%	38	% (d)	45%	32%
Market value of assets under management at period-end (in billions)	$950	$1,006	$1,028		$1,044	$1,029	8%	(1)%
Assets under management-net inflows (outflows)
Long-term (in billions)	$(4)	$5	$1		$(21)	$(8)
Money market (in billions)	$5	$17	$27		$39	$29
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for BNY Mellon.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(d)	3Q07 noninterest expense included a $32 million charge related to the write-off of the value of the remaining interest in a hedge fund manager that was sold in 2006. The pre-tax operating margin and adjusted pre-tax operating margin have been adjusted for the items detailed in the table on page 19.
(e)	Calculation excludes amortization of intangible assets and nets distribution and servicing expense from revenue.

KEY POINTS

•

Asset and wealth management fees increased 5% compared to 1Q07 reflecting the benefit of strong money market flows and growth in business outside the U.S., partially offset by the prior loss of business at one of the investment boutiques as well as lower equity market values.

•

Other fee revenue decreased $42 million year-over-year and $36 million sequentially, due primarily to lower seed capital revenue as well as $24 million of writedowns in 1Q08 related to securities previously purchased from investment boutiques.

•

1Q08 noninterest expense (excluding intangible amortization) includes a $25 million write-down of seed capital investments related to a formerly affiliated hedge fund manager. Excluding this item, noninterest expense increased 5% primarily in support of business growth.

•	Income before taxes (ex. intangible amortization), also excluding the securities and seed capital writedown noted above,
•	would have been $254 million in the first quarter of 2008.
•	Pre-tax operating margin (ex. intangible amortization) would have been 32% vs. 27% in the table above.
•	39% non-U.S. revenue in 1Q08 vs. 33% in 1Q07.
•	Completed acquisition of ARX Capital Management, a Brazilian asset manager.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

WEALTH MANAGEMENT (provides investment management, wealth management and banking services to high-net-worth individuals, families and charitable gift programs, foundations and endowments)

•	Represented 7% of pre-tax income in the first quarter of 2008 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007				2008	1Q08 vs.
	1st Qtr(b)	2nd Qtr(b)	3rd Qtr	4th Qtr	1st Qtr	1Q07	4Q07
Revenue:
Asset and wealth management	$ 148	$ 153	$ 151	$ 157	$ 153	3%	(3)%
Other	7	7	10	13	16	129	23
Total fee and other revenue	155	160	161	170	169	9	(1)
Net interest revenue	90	91	85	86	95	6	10
Total revenue	245	251	246	256	264	8	3
Noninterest expense (ex. intangible amortization)	157	163	162	166	167	6	1
Income before taxes (ex. intangible amortization)	88	88	84	90	97	10	8
Amortization of intangible assets (c)	1	1	21	21	20	N/M	(5)
Income before taxes	$ 87	$ 87	$ 63	$ 69	$77	(11)%	12%

Pre-tax operating margin (ex. intangible amortization)	36%	35%	34%	35%	37%

Average loans	$ 6,170	$ 6,491	$ 6,586	$ 6,867	$ 6,996	13%	2%
Average deposits	$10,324	$10,143	$11,289	$11,240	$11,789	14%	5%

Market value of total client assets at period end
(in billions)	$ 158	$ 162	$ 170	$ 170	$ 164	4%	(4)%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for BNY Mellon.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•

Total fees increased 9% compared with 1Q07 driven by new business and organic growth, partially offset by unfavorable market conditions. Fee revenue decreased 1% (unannualized) sequentially as the impact of organic growth and new business were more than offset by lower market levels.

•

Total client assets of $164 billion increased 4% compared to 1Q07, due to new business and enrichments. The 4% (unannualized) sequential decrease in client assets resulted from lower market levels offset by new business.

•

Net interest revenue increased 6% year-over-year and 10% (unannualized) sequentially due primarily to higher loan and deposit levels, partially offset by the impact of lower spreads due to the lower interest rate environment.

•

Noninterest expense (excluding intangible amortization) increased 6% compared to 1Q07 due to merit increases, production driven incentive expense and expenses associated with new distribution channels. Noninterest expense increased less than 1% (unannualized) sequentially as higher incentive expense was primarily offset by lower seasonal expense.

•	Generated 200 basis points of positive operating leverage year-over-year and sequentially (excluding intangible amortization).

•	Wealth Management has a presence in 15 of the top 25 domestic wealth markets.

•

In 1Q08, we announced the sale of 1st Business Bank (California). The sale is expected to reduce loan and deposit levels by $1.1 billion and $2.7 billion, respectively. This transaction is expected to close by the end of 2Q08.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

ASSET SERVICING (provides institutional trust and custody and related services and broker-dealer services to global financial institutions, corporate and public retirement funds and foundations and endowments)

•	Represented 39% of pre-tax income in the first quarter of 2008 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007				2008	1Q08 vs.
	1st Qtr(b)	2nd Qtr(b)	3rd Qtr	4th Qtr	1st Qtr	1Q07	4Q07
Revenue:
Securities servicing fees - Asset servicing	$ 609	$ 665	$ 689	$ 768	$851	40%	11%
Foreign exchange and other trading activities	112	125	161	206	200	79	(3)
Other	53	60	56	53	44	(17)	(17)
Total fee and other revenue	774	850	906	1,027	1,095	41	7
Net interest revenue	154	180	195	224	221	44	(1)
Total revenue	928	1,030	1,101	1,251	1,316	42	5
Noninterest expense (ex. intangible amortization)	681	733	753	807	745	9	(8)
Income before taxes (ex. intangible amortization)	247	297	348	444	571	131	29
Amortization of intangible assets (c)	3	3	6	6	7	133	17
Income before taxes	$ 244	$ 294	$ 342	$ 438	$564	131%	29%

Average deposits	$34,179	$37,267	$37,971	$42,338	$46,964	37%	11%

Pre-tax operating margin (ex. intangible amortization)	27%	29%	32%	35%	43%

Market value of securities on loan at period-end (in billions)(d)	$ 661	$ 678	$ 663	$ 633	$676	2%	7%
Securities lending revenue	$ 65	$ 99	$ 110	$ 164	$242	272%	48%
Global collateral management balances at period-end (in billions)	$ 1,519	$ 1,548	$ 1,692	$ 1,717	$1,864	23%	9%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for BNY Mellon.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(d)	Represents the total amount of securities on loan, both cash and non-cash managed by the Asset Servicing segment.

KEY POINTS

•

Asset servicing fees increased 40% reflecting a 272% increase in securities lending revenue, increased client activity related to market volatility as well as net new business and the 4Q07 acquisition of the joint venture with ABN AMRO. The increase in securities lending fees primarily reflects favorable spreads in the short-term credit markets.

•	Foreign exchange and other trading activities increased 79% reflecting the benefit of higher client volumes as well as significant increases in currency volatility.
•	Net interest revenue increased 44% due to higher average deposit levels and improved spreads.
•	Noninterest expense (excluding intangible amortization) increased 9% year-over-year and declined 8% (unannualized) sequentially.
•

The year-over-year increase reflects the impact of new business and other growth initiatives as well as $12 million of expense related to capital support agreements, partially offset by the impact of merger-related synergies.

•	The sequential decline principally reflects the impact of merger-related synergies, lower sub-custodian fees and seasonality.
•	43% non-U.S. revenue in 1Q08.
•	New business pipelines remain strong.
•	R&M Global Custody Survey – BNY Mellon #1 rated custodian among the large custodian peer group (Released March 2008).
•	Revenue retention rate continues to exceed 98% target.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

•	Represented 17% of pre-tax income in the first quarter of 2008 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007				2008	1Q08 vs.
	1st Qtr(b)	2nd Qtr(b)	3rd Qtr	4th Qtr	1st Qtr	1Q07	4Q07
Revenue:
Securities servicing fees - Issuer services	$ 371	$ 415	$ 436	$ 438	$374	1%	(15)%
Other	37	25	24	19	33	(11)	74
Total fee and other revenue	408	440	460	457	407	-	(11)
Net interest revenue	125	158	159	175	153	22	(13)
Total revenue	533	598	619	632	560	5	(11)
Noninterest expense (ex. intangible amortization)	291	297	291	324	317	9	(2)
Income before taxes (ex. intangible amortization)	242	301	328	308	243	-	(21)
Amortization of intangible assets (c)	17	17	20	21	20	18	(5)
Income before taxes	$ 225	$ 284	$ 308	$ 287	$223	(1)%	(22)%

Pre-tax operating margin (ex. intangible amortization)	45%	50%	53%	49%	43%

Depositary receipts outstanding (in billions)	$ 642	$ 779	$ 1,178	$ 1,360	$1,221	90%	(10)%
Depositary receipt trading value (in billions)	$ 233	$ 248	$ 354	$ 519	$499	114%	(4)%
Average deposits	$13,549	$21,370	$26,153	$28,272	$27,608	104%	(2)%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for BNY Mellon.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•	Total revenue grew 5% driven by:

•

Issuer services fee growth of 1% reflects an increase in non-U.S. revenue related to Corporate Trust. The sequential decline in fee revenue resulted from the seasonality associated with the Depositary Receipts business.

•

Net interest revenue growth of 22% reflecting a significant increase in deposits in both the Corporate Trust and Shareowner Services businesses, driven by the transition of deposits related to the Acquired Corporate Trust Business as well as new business and increased client volumes. The sequential decline was driven primarily by a lower level of noninterest-bearing deposits given a 4Q07 increase related to corporate actions in Shareowner Services.

•

Noninterest expense (excluding intangible amortization) grew by 9%, compared to 1Q07 reflecting increased expenses in support of revenue growth and monitoring of trusteeships in a volatile environment and severance expense, partially offset by merger-related synergies. Noninterest expense declined by 2% (unannualized) sequentially, primarily reflecting the impact of merger-related synergies.

•	35% non-U.S. revenue in 1Q08 vs. 31% in 1Q07.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

CLEARING AND EXECUTION SERVICES (provides clearing, execution, financing and custody services for introducing broker-dealers and registered investment advisors)

•	Represented 8% of pre-tax income in the first quarter of 2008 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007					2008	1Q08 vs.
	1st Qtr(b)	2nd Qtr(b)	3rd Qtr		4th Qtr	1st Qtr	1Q07	4Q07
Revenue:
Securities servicing fees – Clearing & execution services	$ 272	$ 281	$ 302		$ 310	$265	(3)%	(15)%
Other	38	40	70		47	54	42	15
Total fee and other revenue	310	321	372		357	319	3	(11)
Net interest revenue	74	75	77		78	74	-	(5)
Total revenue	384	396	449		435	393	2	(10)
Noninterest expense (ex. intangible amortization)	277	294	316		305	274	(1)	(10)
Income before taxes (ex. intangible amortization)	107	102	133		130	119	11	(8)
Amortization of intangible assets (c)	6	6	6		6	6	-	-
Income before taxes	$ 101	$ 96	$ 127		$ 124	$113	12%	(9)%

Memo: Income before taxes (ex. intangible amortization) - Non-GAAP	$ 107	$ 102	$ 106	(d)	$ 130	$119	11%	(8)%
Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	28%	26%	25	% (d)	30%	30%

Average active accounts (in thousands)	5,149	5,195	5,064		5,069	5,170	-	2
Average margin loans (in millions)	$5,396	$5,551	$5,287		$5,301	$5,245	(3)%	(1)%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for BNY Mellon.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(d)	3Q07 excludes the $27 million impact of the settlement received for the early termination of a contract detailed in the table on page 19.

KEY POINTS

•

In 1Q08, we completed the previously announced sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx. These businesses have historically contributed approximately $50-60 million of revenue and $10-15 million of pre-tax income on a quarterly basis. These businesses were sold at book value with the potential for an earnout to be realized in 1Q09.

•

Total fee and other revenue, adjusted for the sale of the B-Trade and G-Trade execution businesses, increased 18% reflecting continued strong growth in trading activity along with growth in money market and mutual fund positions.

•	Net interest revenue was essentially flat compared to 1Q07 as the benefit of higher customer balances was offset by the impact of the lower interest rate environment.

•	Noninterest expense (excluding intangible amortization), adjusted for the sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx, increased 10% primarily in support of business growth.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

TREASURY SERVICES (provides global payment services, working capital solutions, global markets and institutional banking services, including lending)

•	Represented 15% of pre-tax income in the first quarter of 2008 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007				2008	1Q08 vs.
	1st Qtr(b)	2nd Qtr(b)	3rd Qtr	4th Qtr	1st Qtr	1Q07	4Q07
Revenue:
Treasury services	$ 110	$ 113	$ 114	$ 118	$121	10%	3%
Other	103	104	108	131	112	9	(15)
Total fee and other revenue	213	217	222	249	233	9	(6)
Net interest revenue	136	133	140	162	183	35	13
Total revenue	349	350	362	411	416	19	1
Noninterest expense (ex. intangible amortization)	195	206	194	201	205	5	2
Income before taxes (ex. intangible amortization)	154	144	168	210	211	37	-
Amortization of intangible assets (c)	-	-	7	7	7	N/M	-
Income before taxes	$ 154	$ 144	$ 161	$ 203	$204	32%	-%

Pre-tax operating margin (ex. intangible amortization)	44%	41%	46%	51%	51%

Average loans	$12,588	$13,191	$13,715	$14,330	$15,341	22%	7%
Average deposits	$15,988	$16,574	$17,677	$17,991	$19,833	24%	10%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for BNY Mellon.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•	Total revenue increased 19% compared to 1Q07 due to:
•	A 10% increase in Treasury services revenue reflecting higher global payment and cash management fees due primarily to client higher volumes.
•	A 9% increase in other revenue due primarily to the higher valuation of the credit derivative portfolio.
•

A 35% increase in net interest revenue resulting from higher deposit levels, including compensating balances (in lieu of treasury service fees) and a large government agency deposit, and wider spreads.

•	Total revenue decreased 6% sequentially due to the lower valuation of the credit derivatives portfolio.

•	Noninterest expense (excluding intangible amortization) increased 5% in support of business growth, partially offset by the impact of merger- related synergies.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

OTHER (primarily includes the leasing portfolio, business exits, Corporate Treasury activities, merger and integration charges and other corporate revenue and expense items)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007				2008
	1st Qtr(a)	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr
Revenue:
Fee and other revenue	$104	$87	$74	$(93)	$12
Net interest revenue	(27)	(39)	22	15	32
Total revenue	77	48	96	(78)	44
Provision for credit losses	(12)	(18)	-	20	16
Noninterest expense (ex. intangible amortization/merger and integration expense)	130	204	103	132	101
Income (loss) before taxes (ex. intangible amortization/merger and integration expense)	(41)	(138)	(7)	(230)	(73)
Amortization of intangible assets (b)	-	-	1	-	-
Merger and integration expenses:
The Bank of New York Mellon	12	151	205	111	121
Acquired Corporate Trust Business	11	12	13	13	5
Income (loss) before taxes	$(64)	$(301)	$(226)	$(354)	$(199)

Memo: Income (loss) before taxes (ex. intangible amortization/merger and integration expense) – non-GAAP (c)	$(29)	$(57)	$21	$(230)	$(73)
(a)	Pro forma combined results for BNY Mellon.
(b)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(c)	Adjusted for items detailed in the table on page 19.

KEY POINTS

•

Fee and other revenue decreased $92 million, due primarily to the writedown of certain investments in the securities portfolio and the impact of SFAS 157, partially offset by the benefit associated with the initial public offering for VISA.

•	Net interest revenue increased $59 million due to the impact of the changing interest rate environment on Corporate Treasury allocations.

•

Noninterest expense (excluding intangible amortization/merger and integration expense) decreased $29 million due primarily to lower pension expense and lower transition service agreement expense related to the Acquired Corporate Trust Business.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

SUMMARY OF NON-OPERATING ITEMS

Non-operating items (dollar amounts in millions)	2007					2008
	1st Qtr	2nd Qtr	3rd Qtr		4th Qtr	1st Qtr
Litigation reserve charge	$12	$5	$-		$-	$-
Redemption charge for subordinated debentures	-	46	-		-	-
Exit costs associated with excess office space	-	30	-		-	-
Settlement received for early termination of contract	-	-	(27)		-	-
Write-off a remaining interest in hedge fund manager sold	-	-	32		-	-
Recalculation of yield on leveraged lease portfolio – FAS 13	-	-	22	(a)	-	-
Write-off of internally developed software	-	-	6		-	-
Reduction of pre-tax income	$12	$81	$33	(b)	$-	$-
Memo: Segment Impact
Asset Management	$-	$-	$32		$-	$-
Clearing and Execution Services	-	-	(27)		-	-
Other	12	81	28		-	-
Total	$12	$81	$33		$-	$-
(a)	The recalculation of the lease portfolio also resulted in a $45 million tax benefit recorded as a reduction to taxes.
(b)	The after-tax impact of these items was more than offset by the tax benefit recorded on the recalculation of the yield on the leverage lease portfolio, which resulted in a net increase of approximately one cent to earnings per share in the third quarter of 2007.

The Bank of New York Mellon 1Q08 Quarterly Earnings Summary

SUPPLEMENTAL INFORMATION - RECONCILIATION OF EARNINGS PER SHARE – GAAP TO NON-GAAP

Reported amounts are presented in accordance with GAAP. We believe that this supplemental non-GAAP information is useful to the investment community in analyzing the financial results and trends of our business. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management internally monitors financial performance. These non-GAAP items are also excluded from our segment measures used internally to evaluate segment performance because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments.

Quarterly reconciliation	1Q08			4Q07		1Q07 (a)
	After-tax	EPS		After-tax	EPS	After-tax	EPS
Net income-GAAP	$746	$0.65		$520	$0.45	$434	$0.60
Discontinued operations income (loss)	(3)	-		-	-	(3)	-
Extraordinary (loss)-TRFC	-	-		180	0.16	-	-
Continuing operations	749	0.65		700	0.61	437	0.61	(b)
Merger and integration (M&I) expenses	75	0.07		69	0.06	10	0.01
Continuing operations excluding M&I expenses	824	0.72		769	0.67	447	0.62
Intangible amortization	75	0.07		78	0.07	19	0.03
Continuing operations before M&I expenses and intangible amortization	$899	$0.78	(b)	$847	$0.74	$466	$0.65
(a)	Legacy The Bank of New York only.
(b)	Does not foot due to rounding.

SUPPLEMENTAL INFORMATION – TREND OF EARNINGS PER SHARE ON A GAAP AND NON-GAAP BASIS

In the merger transaction between The Bank of New York and Mellon, The Bank of New York shareholders received .9434 shares of BNY Mellon common stock for each share of The Bank of New York common stock outstanding on the closing date of the merger. Mellon shareholders received one share of BNY Mellon common stock for each share of Mellon common stock outstanding on the closing date of the merger. The table below converts earnings per share for The Bank of New York into post-merger share count terms for periods prior to July 1, 2007.

Continuing operations before extraordinary (loss) - fully diluted earnings per share	Quarter ended
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007		June 30, 2007 (a)	March 31, 2007 (a)
As reported	$0.65	$0.61	$0.56		$0.59	$0.57
As reported adjusted for exchange ratio (GAAP)	0.65	0.61	0.56		0.62	0.61

Non-GAAP adjusted-excluding merger and integration expense:
As reported	0.72	0.67	0.66	(b)	0.63	0.59
Adjusted for exchange ratio	0.72	0.67	0.66	(b)	0.66	0.62

Non-GAAP adjusted-excluding merger and integration expense and intangible amortization:
As reported	0.78	0.74	0.73	(c)	0.65	0.61
Adjusted for exchange ratio	0.78	0.74	0.73	(c)	0.69	0.65
(a)	Legacy The Bank of New York only.
(b)	Including non-operating items totaling $12 million after-tax as described in our third quarter 2007 Form 10-Q, non-GAAP adjusted earnings per share – excluding merger and integration expense – would have been $0.67 in the third quarter 2007.
(c)	Including the non-operating items described above, non-GAAP adjusted earnings per share – excluding merger and integration expense and intangible amortization – would have been $0.74 in the third quarter 2007.